Calculation of Filing Fee Tables
S-8
Energous Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.00001 per share	Other	66,666	$ 7.46	$ 497,328.36	0.0001531	$ 76.14
Total Offering Amounts:						$ 497,328.36		$ 76.14
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 76.14
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 also covers any additional shares of common stock, par value $0.00001 per share ("Common Stock"), of Energous Corporation (the "Registrant") that may become issuable under the Registrant's Amended and Restated 2024 Equity Incentive Plan (the "2024 Plan") by reason of any future stock splits, stock dividends or similar adjustments of the Common Stock. The Amount Registered represents 66,000 shares of Common Stock (after adjustment for the Registrant's 1-for-30 reverse stock split of the Common Stock that was effective on August 11, 2025) that may be issued under the 2024 Plan. The Proposed Maximum Offering Price Per Unit is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, based on the average of the high sales price ($7.81) and low sales price ($7.11) of the Common Stock as reported on The Nasdaq Capital Market on September 2, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A